EXHIBIT 99.2
VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Set forth on the following pages are the unaudited pro forma consolidated balance sheet as of June 30, 2016 and the unaudited pro forma consolidated statements of income for the six months ended June 30, 2016, and for the years ended December 31, 2015, 2014, and 2013, together with the notes to the unaudited pro forma consolidated financial statements, of Valero Energy Partners LP. Unless otherwise stated or the context otherwise indicates, all references to “Valero Energy Partners LP,” the “Partnership,” “us,” “our,” “we,” or similar expressions for time periods prior to the initial public offering (the Offering) of common units of Valero Energy Partners LP on December 16, 2013, refer to Valero Energy Partners LP Predecessor, our “Predecessor” for accounting purposes. For time periods subsequent to the Offering, these terms refer to Valero Energy Partners LP, one or more of its consolidated subsidiaries, or all of them taken as a whole. References in this report to “Valero” refer collectively to Valero Energy Corporation and its subsidiaries, other than Valero Energy Partners LP, any of its subsidiaries, or its general partner. The pro forma consolidated financial statements have been prepared based on the consolidated financial statements included in our current report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2016, which reflects retrospective adjustments to our Annual Report on Form 10-K for the year ended December 31, 2015, and our Quarterly Report on Form 10-Q for the period ended June 30, 2016, with certain pro forma adjustments made to those financial statements as further discussed below. The pro forma consolidated financial statements should be read in conjunction with such historical consolidated financial statements, including the related financial statement notes.

Effective September 1, 2016, the Partnership entered into a contribution agreement with Valero to acquire two of Valero’s subsidiaries, Valero Partners Meraux, LLC and Valero Partners Three Rivers, LLC (the Acquisition). Valero contributed the assets of the Meraux and Three Rivers Terminal Services Business (the Acquired Business) to these subsidiaries just prior to the Acquisition. The Partnership acquired these subsidiaries for total consideration of $325.0 million consisting of (i) cash of $276.0 million and (ii) the issuance of 1,149,905 common units representing limited partner interests in the Partnership and 23,467 general partner units representing general partner interests in the Partnership to the General Partner having an aggregate value, collectively, of $49.0 million. We funded the cash distribution to Valero with $66.0 million of our cash on hand and $210.0 million of borrowings under our revolving credit facility. The board of directors also approved the Partnership’s entry into various agreements with Valero related to the contribution agreement, including amended and restated schedules to our amended and restated omnibus agreement, amended and restated exhibits to an amended and restated services and secondment agreement, additional schedules to our commercial agreements with respect to the related logistics assets, and lease agreements.

The Acquired Business is engaged in the business of terminaling crude oil, intermediates, and refined petroleum products at terminals located in Louisiana and Texas as more fully described below:

•
Meraux Terminal. The Meraux Terminal is a crude oil, intermediates, and refined petroleum products terminal that supports Valero’s Meraux Refinery located in Meraux, Louisiana. The terminal is located southeast of New Orleans along the Mississippi River and has storage tanks with 3.9 million barrels of storage capacity.

•	Three Rivers Terminal. The Three Rivers Terminal is a crude oil, intermediates, and refined petroleum products terminal that supports Valero’s Three Rivers Refinery located in Three Rivers,

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Texas. The terminal is located in South Texas between Corpus Christi and San Antonio and has storage tanks with 2.3 million barrels of storage capacity.

The Partnership owns and operates all of the Acquired Business and began receiving fees for services commencing on September 1, 2016. Pursuant to the terms of the amended and restated services and secondment agreement, the Partnership reimburses Valero for the costs (including wages and benefits) of certain personnel who are seconded to our general partner and provide certain operational services to us in support of our pipeline, terminaling, and storage facilities, including the Acquired Business. Pursuant to the terms of the amended and restated schedules to our amended and restated omnibus agreement, the operational and administrative support fee owed by us to Valero increased from $11.7 million to $12.5 million annually as of September 1, 2016 for additional services provided in connection with the Acquired Business.

The assets of the Acquired Business are recorded at historical cost as the Acquisition is considered to be a reorganization of entities under common control. The pro forma adjustments are based on currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma amounts. However, our management believes the assumptions are reasonable for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions, are factually supportable, and are properly applied in the pro forma financial statements.

The pro forma adjustments have been prepared as if the transactions effected as of the date of the Acquisition had taken place on June 30, 2016 in the case of the unaudited pro forma consolidated balance sheet, and as of January 1, 2015 in the case of the unaudited pro forma consolidated statements of income for the six months ended June 30, 2016 and the year ended December 31, 2015. Pro forma adjustments were not applied to the unaudited pro forma consolidated statements of income for the years ended December 31, 2014 and 2013, as the presentation of pro forma transactions cannot meaningfully or accurately depict what operating results would have been had the Acquisition occurred at a date earlier than January 1, 2015.

The pro forma financial statements give pro forma effect to the matters described in the accompanying notes, including:

•
the acquisition of the Meraux and Three Rivers Terminal Services Business from Valero for total consideration of $325.0 million consisting of (i) a cash distribution of $276.0 million and (ii) 1,149,905 common units and 23,467 general partner units having an aggregate value, collectively, of $49.0 million. We funded the cash distribution to Valero with $66.0 million of our cash on hand and $210.0 million of borrowings under our revolving credit facility;

•
our entry into additional schedules to our commercial agreements with Valero, and the recognition of terminaling revenue under those schedules for the volumes throughput and handled by the Acquired Business during the periods presented;

•	our entry into amended and restated schedules to our amended and restated omnibus agreement with Valero;

•	our general partner’s entry into amended and restated exhibits to an amended and restated services and secondment agreement with Valero;

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

•
the payment of insurance premiums in excess of those allocated by Valero in the combined financial statements of the Acquired Business for business interruption, property, and third-party liability insurance coverage;

•	the payment of rent expense on land located at Valero’s Meraux Refinery and Three Rivers Refinery;

•	the estimated interest expense that would have been incurred had we borrowed $210.0 million under the revolving credit facility; and

•	the reduction in the deferred tax liability related to a reduction in the apportionment rate of the Texas margin tax and associated adjustment for the tax basis in the Acquired Business.

The pro forma financial statements may not be indicative of the results that actually would have occurred if the Acquisition had occurred on the dates indicated, or the results that will be obtained in the future.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2016
(In Thousands)

	Historical	Acquired Business	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$67,167	$—	$(66,275)	(a)	$892
Receivables from related party	23,614	—	—		23,614
Prepaid expenses and other	1,081	—	—		1,081
Total current assets	91,862	—	(66,275)		25,587
Property and equipment, at cost	1,132,034	68,548	—		1,200,582
Accumulated depreciation	(331,213)	(16,742)	—		(347,955)
Property and equipment, net	800,821	51,806	—		852,627
Deferred charges and other assets, net	2,987	—	—		2,987
Total assets	$895,670	$51,806	$(66,275)		$881,201
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of capital lease obligations	$250	$—	$—		$250
Accounts payable	6,809	—	—		6,809
Accrued liabilities	1,276	—	—		1,276
Accrued liabilities – related party	677	—	—		677
Taxes other than income taxes	1,679	—	—		1,679
Deferred revenue from related party	1,263	—			1,263
Total current liabilities	11,954	—	—		11,954
Debt and capital lease obligations, net of current portion	314,065	—	210,000	(b)	524,065
Notes payable to related party	370,000	—	—		370,000
Deferred income taxes	504	—	(181)	(c)	323
Other long-term liabilities	1,142	—	—		1,142
Partners’ capital:
Common unitholders – public	594,881	—	(86)	(d)	594,795
Common unitholder – Valero	15,895	—	(50,080)	(d)	(34,185)
Subordinated unitholder – Valero	(406,344)	—	(167,142)	(d)	(573,486)
General partner – Valero	(6,427)	—	(6,980)	(d)	(13,407)
Net investment	—	51,806	(51,806)	(e)	—
Total partners’ capital	198,005	51,806	(276,094)		(26,283)
Total liabilities and partners’ capital	$895,670	$51,806	$(66,275)		$881,201

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
SIX MONTHS ENDED JUNE 30, 2016
(In Thousands)

	Historical	Acquired Business	Pro Forma Adjustments		Pro Forma
Operating revenues – related party	$166,431	$—	$27,841	(f)	$194,272
Costs and expenses:
Operating expenses	41,397	6,975	559	(g)	48,931
General and administrative expenses	7,806	274	101	(h)	8,181
Depreciation expense	21,243	2,090	—		23,333
Total costs and expenses	70,446	9,339	660		80,445
Operating income (loss)	95,985	(9,339)	27,181		113,827
Other income, net	134	—	—		134
Interest expense	(5,910)	—	(1,596)	(i)	(7,506)
Income (loss) before income taxes	90,209	(9,339)	25,585		106,455
Income tax expense	545	—	53	(j)	598
Net income (loss)	89,664	(9,339)	25,532		105,857
Less: Net income (loss) attributable to Predecessor	(3,081)	(9,339)	9,339		(3,081)
Net income attributable to partners	92,745	—	16,193		108,938
Less: General partner’s interest in net income	8,717	—	443	(k)	9,160
Limited partners’ interest in net income	$84,028	$—	$15,750		$99,778

Net income per limited partner unit – basic and diluted:
Common units	$1.28				$1.50	(l)
Subordinated units	$1.28				$1.49	(l)

Weighted-average limited partner units outstanding – basic and diluted:
Common units	36,884		1,150	(l)	38,034
Subordinated units	28,790		—		28,790
See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2015
(In Thousands)

	Historical	Acquired Business	Pro Forma Adjustments		Pro Forma
	(Audited)	(Audited)
Operating revenues – related party	$243,624	$—	$50,083	(f)	$293,707
Costs and expenses:
Operating expenses	92,025	13,948	1,378	(g)	107,351
General and administrative expenses	14,013	507	243	(h)	14,763
Depreciation expense	42,724	2,954	—		45,678
Total costs and expenses	148,762	17,409	1,621		167,792
Operating income (loss)	94,862	(17,409)	48,462		125,915
Other income, net	223	—	—		223
Interest expense	(6,113)	—	(2,833)	(i)	(8,946)
Income (loss) before income taxes	88,972	(17,409)	45,629		117,192
Income tax expense	251	—	(42)	(j)	209
Net income (loss)	88,721	(17,409)	45,671		116,983
Less: Net income (loss) attributable to Predecessor	(43,157)	(17,409)	17,409		(43,157)
Net income attributable to partners	131,878	—	28,262		160,140
Less: General partner’s interest in net income	6,069	—	629	(k)	6,698
Limited partners’ interest in net income	$125,809	$—	$27,633		$153,442

Net income per limited partner unit – basic and diluted:
Common units	$2.12				$2.53	(l)
Subordinated units	$2.07				$2.48	(l)

Weighted-average limited partner units outstanding – basic and diluted:
Common units	31,222		1,150	(l)	32,372
Subordinated units	28,790		—		28,790
See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2014
(In Thousands)

	Historical	Acquired Business	Pro Forma
	(Audited)
Operating revenues – related party	$129,180	$—	$129,180
Costs and expenses:
Operating expenses	98,061	13,053	111,114
General and administrative expenses	13,149	453	13,602
Depreciation expense	35,302	2,607	37,909
Total costs and expenses	146,512	16,113	162,625
Operating loss	(17,332)	(16,113)	(33,445)
Other income, net	1,504	—	1,504
Interest expense	(872)	—	(872)
Loss before income taxes	(16,700)	(16,113)	(32,813)
Income tax expense	548	—	548
Net loss	(17,248)	(16,113)	(33,361)
Less: Net loss attributable to Predecessor	(76,529)	(16,113)	(92,642)
Net income attributable to partners	59,281	—	59,281
Less: General partner’s interest in net income	1,379	—	1,379
Limited partners’ interest in net income	$57,902	$—	$57,902

Net income per limited partner unit – basic and diluted:
Common units	$1.01		$1.01
Subordinated units	$1.01		$1.01

Weighted-average limited partner units outstanding:
Common units – basic	28,790		28,790
Common units – diluted	28,791		28,791
Subordinated units	28,790		28,790

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2013
(In Thousands)

	Historical	Acquired Business	Pro Forma
	(Audited)
Operating revenues – related party	$124,985	$—	$124,985
Costs and expenses:
Operating expenses	93,025	12,551	105,576
General and administrative expenses	8,004	448	8,452
Depreciation expense	32,493	2,544	35,037
Total costs and expenses	133,522	15,543	149,065
Operating loss	(8,537)	(15,543)	(24,080)
Other income, net	309	—	309
Interest expense	(198)	—	(198)
Loss before income taxes	(8,426)	(15,543)	(23,969)
Income tax expense	1,434	—	1,434
Net loss	(9,860)	(15,543)	(25,403)
Less: Net loss attributable to Predecessor	(11,901)	(15,543)	(27,444)
Net income attributable to partners	2,041	—	2,041
Less: General partner’s interest in net income	41	—	41
Limited partners’ interest in net income	$2,000	$—	$2,000

Net income per limited partner unit – basic and diluted:
Common units	$0.03		$0.03
Subordinated units	$0.03		$0.03

Weighted-average limited partner units outstanding – basic and diluted:
Common units	28,790		28,790
Subordinated units	28,790		28,790

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)	This adjustment reflects the following increases and decreases to cash:

•	Increases to cash: $210.0 million borrowing under our revolving credit agreement.

•	Decreases to cash: payment of $276.0 million as part of the total consideration for the Acquired Business and estimated transaction costs of $275,000 associated with the Acquisition.

(b)	This adjustment reflects the $210.0 million of borrowings under our revolving credit agreement.

(c)
This adjustment reflects the reduction in the deferred tax liability related to a reduction in the apportionment rate of the Texas margin tax and associated adjustment for the tax basis in the Acquired Business.

(d)	This adjustment reflects the following increases and decreases to partners’ capital (in thousands):

	Estimated Transaction Costs	Issuance of Common and General Partner Units	Excess Consideration	Pro Forma Adjustments
Common unitholders – public	$(86)	$—	$—	$(86)
Common unitholder – Valero	(69)	48,020	(98,031)	(50,080)
Subordinated unitholder – Valero	(115)	—	(167,027)	(167,142)
General partner – Valero	(5)	980	(7,955)	(6,980)
Total	$(275)	$49,000	$(273,013)	$(224,288)

Excess consideration of $273.0 million is calculated as total consideration of $325.0 million for the Acquired Business, net of Valero’s net investment in the Acquired Business of $51.8 million and net of the reduction in the deferred tax liability of $181,000 as described in Note (c).

(e)	This adjustment reflects the elimination of Valero’s net investment in the Acquired Business, and its reclassification to partners’ capital as excess consideration (see Note (d)).

(f)
This adjustment reflects revenues associated with the Partnership’s entry into additional schedules to our commercial agreements with Valero related to the Acquired Business. Revenues were calculated using the throughput rates included in those schedules. Volumes used were historical volumes throughput and handled by the assets of the Acquired Business.

(g)	This adjustment reflects the following increases to operating expenses:

•
a net increase of $493,000 and $985,000 for the six months ended June 30, 2016 and for the year ended December 31, 2015, respectively, for insurance premiums in excess of those allocated by Valero in the combined financial statements of the Acquired Business for business interruption, property, and third-party liability insurance coverage. The insurance premiums that we will incur

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

are based on quotes from Valero’s captive insurance company from which we will obtain insurance coverage.

•
a net increase of $125,000 and $200,000 for the six months ended June 30, 2016 and for the year ended December 31, 2015, respectively, for the payment of rent expense on land located at Valero’s Meraux Refinery and Three Rivers Refinery, net of facility-related expenses, including utilities, allocated to the Acquired Business.

•
a net decrease of $59,000 and net increase of $193,000 for the six months ended June 30, 2016 and for the year ended December 31, 2015, respectively, for the annual secondment fee of $7.7 million payable by the Partnership to Valero related to the Acquired Business, net of employee-related expenses allocated to the Acquired Business.

(h)
This adjustment reflects a net increase of $101,000 and $243,000 for the six months ended June 30, 2016 and for the year ended December 31, 2015, respectively, to general and administrative expenses for the annual administrative fee payable by the Partnership to Valero in excess of such expenses allocated to the Acquired Business. The annual administrative fee increased from $11.7 million to $12.5 million as of September 1, 2016, for the management of our day-to-day operations after the closing of the Acquisition under the amended and restated schedules to our amended and restated omnibus agreement.

(i)
This adjustment reflects variable interest expense at 1.46% and 1.70% for the six months ended June 30, 2016 and for the year ended December 31, 2015, respectively, on the $210.0 million of borrowings under our revolving credit agreement, partially offset by a reduction of $184,000 and $233,000 in the six months ended June 30, 2016 and in the year ended December 31, 2015, respectively, in the commitment fee for the unutilized portion of the revolving credit agreement. A change of 0.125% in the interest rate associated with the borrowings would result in a $263,000 change in annual interest expense.

(j)	This adjustment reflects the change in tax expense attributable to the Texas margin tax.

(k)
The purpose of this adjustment is to reflect our general partner’s interest in our net income. We compute net income allocated to the general partnership interest by applying the provisions of our partnership agreement as more fully described in Note (l).

(l)
Basic and diluted net income per limited partner unit is determined pursuant to the two-class method for master limited partnerships. The two-class method is an earnings allocation formula that is used to determine earnings to our general partner, common unitholders, and participating securities according to (i) distributions pertaining to each period’s net income and (ii) participation rights in undistributed earnings.

We calculate net income available to limited partners based on the distributions pertaining to each period’s net income. After considering the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners, and other participating securities in accordance with the contractual terms of our partnership agreement and as prescribed under the two-class method. Participating securities include incentive distribution rights

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

(IDRs) and awards under our 2013 Incentive Compensation Plan that receive distribution equivalent rights (DERs). However, the terms of our partnership agreement limit the general partner’s incentive distribution to the amount of available cash, which, as defined in our partnership agreement, is net of reserves deemed appropriate. As such, IDRs are not allocated undistributed earnings or distributions in excess of earnings in the calculation of net income per limited partner unit. Diluted net income per limited partner unit is also determined using the two-class method, unless the treasury stock method is more dilutive.

Because all newly issued common units and general partner units associated with the Acquisition were assumed to have been outstanding for the entire period, the pro forma basic and diluted weighted average number of common and subordinated units outstanding equals the number of basic and diluted weighted average common and subordinated units outstanding as of June 30, 2016 and December 31, 2015 plus the number of newly issued common units, or 1,149,905 units, at the closing of the Acquisition.

For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to actual distributions declared during 2016 and 2015, including cash distributions declared on IDRs during these periods.

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

The following reflects the calculation of pro forma net income per limited partner unit for the six months ended June 30, 2016 and the year ended December 31, 2015 in the manner described above (in thousands, except per unit amounts). All amounts, including distributions, are on a pro forma basis.

	Six Months Ended June 30, 2016
		Limited Partners
	General Partner	Common Units	Subordinated Units	Restricted Units	Total
Allocation of pro forma net income to determine pro forma net income available to limited partners:
Distributions, excluding general partner’s IDRs	$1,109	$27,072	$20,297	$—	$48,478
General partner’s IDRs	6,981	—	—	—	6,981
DERs	—	—	—	10	10
Distributions and DERs declared	8,090	27,072	20,297	10	55,469
Undistributed earnings	1,070	29,818	22,571	10	53,469
Pro forma net income available to limited partners – basic and diluted	$9,160	$56,890	$42,868	$20	$108,938

Pro forma net income per limited partner unit – basic and diluted:
Weighted-average units outstanding		38,034	28,790

Pro forma net income per limited partner unit – basic and diluted		$1.50	$1.49

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

	Year Ended December 31, 2015
		Limited Partners
	General Partner	Common Units	Subordinated Units	Restricted Units	Total
Allocation of pro forma net income to determine pro forma net income available to limited partners:
Distributions, excluding general partner’s IDRs	$1,601	$40,483	$34,476	$—	$76,560
General partner’s IDRs	3,495	—	—	—	3,495
DERs	—	—	—	12	12
Distributions and DERs declared	5,096	40,483	34,476	12	80,067
Undistributed earnings	1,602	41,527	36,932	12	80,073
Pro forma net income available to limited partners – basic and diluted	$6,698	$82,010	$71,408	$24	$160,140

Pro forma net income per limited partner unit – basic and diluted:
Weighted-average units outstanding		32,372	28,790

Pro forma net income per limited partner unit – basic and diluted		$2.53	$2.48